 Exhibit 99.3

Metropolitan National Bank

Condensed Balance Sheets

(In thousands, except share data)

	September 30, 2015 (Unaudited)	December 31, 2014
ASSETS
Cash and due from banks	$10,256	$13,726
Interest-bearing demand deposits in banks	4,041	5,311
Cash and cash equivalents	14,297	19,037
Federal funds sold and securities purchased under agreements to resell	51	15
Investment securities available-for-sale	42,677	60,298
Loans held for sale	1,737	1,703
Loans receivable, net of allowance of $5,839 and $6,640, respectively	367,956	335,802
Office properties and equipment - net	11,484	10,888
Accrued interest receivable	1,495	1,495
Cash surrender value of life insurance	6,202	6,072
Goodwill	6,331	6,331
Real estate owned - net	97	514
Prepaid expenses and other assets	2,590	4,015
TOTAL	$454,917	$446,170
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Demand	$56,187	$54,201
Savings, NOW and money market	224,120	231,150
Time	90,155	93,287
Total deposits	370,462	378,638
Securities sold under agreements to repurchase	7,037	6,951
Federal funds purchased	14,100	--
Interest payable	62	71
Other liabilities	20,370	2,115
Total liabilities	412,031	387,775
STOCKHOLDERS’ EQUITY:
Common stock, $25.00 par value; authorized 166,000 shares; issued 98,246 shares at September 30, 2015 and December 31, 2014	2,456	2,456
Additional paid in capital	23,855	23,855
Retained earnings	16,521	32,153
Accumulated other comprehensive income (loss)	54	(69)
Total stockholders' equity	42,886	58,395
TOTAL	$454,917	$446,170

See notes to unaudited condensed financial statements.

Metropolitan National Bank

Condensed Statements of Income

(In thousands, except earnings per share)

 (Unaudited)

	Nine Months Ended September 30,
	2015	2014
INTEREST INCOME
Loans receivable	$11,294	$10,337
Investment securities
Taxable	742	1,156
Nontaxable	53	60
Other	52	50
Total interest income	12,141	11,603

INTEREST EXPENSE
Deposits	825	917
Short-term borrowings	13	15
Total interest expense	838	932

NET INTEREST INCOME	11,303	10,671
CREDIT FOR LOAN LOSSES	(887)	(1,239)
NET INTEREST INCOME AFTER CREDIT FOR LOAN LOSSES	12,190	11,910

NONINTEREST INCOME
Gain on sale of investments	--	4
Deposit fee income	890	943
Gain on sale of loans	554	455
Other	1,142	1,127
Total noninterest income	2,586	2,529

NONINTEREST EXPENSE
Salaries and employee benefits	7,428	8,058
Net occupancy expense	1,634	1,526
Real estate owned, net	(164)	(103)
Deposit insurance premiums	312	341
Postage and supplies	189	211
Professional fees	68	66
Data processing	1,106	1,091
Advertising and public relations	207	159
Other	1,728	1,321
Total noninterest expense	12,508	12,670

NET INCOME	$2,268	$1,769
Weighted average shares outstanding	98,246	98,246
Basic earnings per share	$23.08	$18.01

See notes to unaudited condensed financial statements.

Metropolitan National Bank

Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014

NET INCOME	$2,268	$1,769

OTHER COMPREHENSIVE INCOME
Unrealized holding gains on investment securities arising during the period	123	1,560
Less: reclassification adjustment for realized gains included in net income	--	4
Other comprehensive income	123	1,556
COMPREHENSIVE INCOME	$2,391	$3,325

See notes to unaudited condensed financial statements.

Metropolitan National Bank

Condensed Statement of Stockholders' Equity

For the Nine Months Ended September 30, 2015

(In thousands)

(Unaudited)

	Common Stock	Additional Paid In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, January 1, 2015	$2,456	$23,855	$32,153	$(69)	$58,395

Net income	--	--	2,268	--	2,268
Dividends declared	--	--	(17,900)	--	(17,900)
Other comprehensive income	--	---	--	123	123

Balance, September 30, 2015	$2,456	$23,855	$16,521	$54	$42,886

See notes to unaudited condensed financial statements.

 Metropolitan National Bank

Condensed Statements of Cash Flows

(In thousands)

      (Unaudited)

	Nine Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$2,268	$1,769
Adjustments to reconcile net income to net cash provided by
Credit for loan losses	(887)	(1,239)
Depreciation	575	480
Net amortization of premiums on investment securities	213	442
Losses on sale of fixed assets, net	18	21
Gains on sale of loans held for sale	(554)	(455)
Proceeds from loans held for sale	26,304	20,806
Originations of loans held for sale	(25,784)	(20,257)
Gains on available-for-sale securities, net	--	(4)
Gains on sales and write-downs of other real estate owned	(95)	(142)
Earnings on life insurance policies	(130)	(134)
Changes in
Interest receivable	--	110
Interest payable	(9)	(16)
Other assets	1,996	134
Other liabilities	355	1,142

Net cash provided by operating activities	4,270	2,657

INVESTING ACTIVITIES:
Net change in federal funds sold	(36)	4,035
Proceeds from sales of available-for-sale securities	--	1,504
Proceeds from maturities of available-for-sale securities	17,531	12,155
Purchases of Federal Home Loan Bank stock	(3,143)	(3,094)
Redemptions of Federal Home Loan Bank stock	2,572	3,118
Net increase in loans	(31,269)	(28,977)
Proceeds from sales of office properties and equipment	7	--
Purchase of office properties and equipment	(1,196)	(1,751)
Purchase of bank owned life insurance	--	(1,218)
Proceeds from sale of foreclosed assets	514	988

Net cash used in investing activities	(15,020)	(13,240)

(Continued)

 Metropolitan National Bank

Condensed Statements of Cash Flows

(In thousands)

      (Unaudited)

	Nine Months Ended September 30,
	2015	2014
FINANCING ACTIVITIES:
Net increase (decrease) in deposits	$(8,176)	$1,170
Net increase in short-term borrowings	86	3,568
Net increase in federal funds purchased	14,100	--

Net cash provided by financing activities	6,010	4,738

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,740)	(5,845)

CASH AND CASH EQUIVALENTS
Beginning of period	19,037	22,721
End of period	$14,297	$16,876

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
Cash paid for interest	$847	$948

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Real estate and other assets acquired in settlement of loans	$27	$4,429
Sales of real estate owned financed by the Bank	$19	$69
Receivables for collection of SBA guaranty	$178	$1,425

See notes to unaudited condensed financial statements.	(Concluded)

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Note 1:      Nature of Operations and Summary of Significant Accounting Policies

Basis of Presentation

The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America. In management’s opinion, the accompanying unaudited financial statements reflect all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the interim financial statements. They do not include all of the information and footnotes required by such accounting principles for complete financial statements, and therefore should be read in conjunction with the audited financial statements and accompanying notes contained herein.

Nature of Operations

Metropolitan National Bank (the “Bank”) is a wholly owned subsidiary of Marshfield Investment Company (“MIC”). The Bank provides a full range of financial services to individual and corporate customers and nonprofit entities throughout the Springfield, Missouri, metropolitan area and southwestern Missouri. The Bank is subject to competition from other financial and nonfinancial institutions providing financial products throughout the Springfield, Missouri, metropolitan area and southwestern Missouri. The Bank is subject to the regulation of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction  of loans and fair values of financial instruments.

Cash and Cash Equivalents

The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents.

At September 30, 2015 and December 31, 2014, the Bank had approximately $3.5 million and $5.2 million, respectively, of deposits in excess of federally insured limits.

Securities

Available-for-sale securities, which include any security for which the Bank has no immediate plan to sell but which may be sold in the future, are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Bank routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. For debt securities with fair value below amortized cost when the Bank does not intend to sell a debt security, and it is more likely than not the Bank will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for charge-offs and the allowance for loan losses.

Interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan, if deemed significant.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past-due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision (credit) for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Bank’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group's historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Office Properties and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense principally using the straight-line method.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements (in years)	33 - 40
Furniture and equipment (in years)	3 - 20

Federal Reserve and Federal Home Loan Bank Stock

Federal Reserve and Federal Home Loan Bank stock are required investments for institutions that are members of the Federal Reserve Bank and Federal Home Loan Bank systems. The required investments in the common stock are based on a predetermined formula, carried at cost and evaluated for impairment. At September 30, 2015 and December 31, 2014, the carrying amount of these investments was $1.9 million and $1.3 million, respectively.

Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. If the implied fair value of goodwill is lower than their carrying amounts, an impairment loss is recognized in an amount equal to the difference. Subsequent increases in goodwill value are not recognized in the financial statements.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank--put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income Taxes

The Bank files consolidated federal and state income tax returns with MIC. MIC’s stockholders have elected to have the income taxed as an "S" Corporation under provisions of the Internal Revenue Code and a similar section of the Missouri income tax law. Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements. With a few exceptions, the Bank is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2011.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized appreciation on available-for-sale securities.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 660): Summary and Amendments that Create Revenue from Contracts with Customers (Topic 606) and Other Assets and Deferred Costs – Contracts with Customers (Subtopic 340-40). The guidance in this update supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of codification. This update will be effective for interim and annual periods beginning after December 15, 2017, for nonpublic entities. The Bank is currently assessing the impact that this guidance will have on its financial statements.

In January 2015, the FASB issued ASU 2015-01, Income Statement-Extraordinary and Unusual Items, to simplify income statement classification by removing the concept of extraordinary items from U.S. GAAP. As a result, items that are both unusual and infrequent will no longer be separately reported net of tax after continuing operations. The existing requirement to separately present items that are of an unusual nature or occur infrequently on a pre-tax basis within income from continuing operations has been retained and expanded to include items that are both unusual and infrequent. The standard is effective for periods beginning after December 15, 2015. Early adoption is permitted, but only as of the beginning of the fiscal year of adoption. The adoption of this ASU is not expected to have a material impact on the Bank’s financial statements.

In April 2015, the FASB issued ASU 2015-05, Intangibles – Goodwill and Other Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. This ASU provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. The new guidance does not change the accounting for a customer’s accounting for service contracts. ASU 2015-05 is effective for interim and annual reporting periods beginning after December 15, 2015. Early adoption is allowed, including in any interim period. The Bank will adopt this ASU effective January 1, 2016. The adoption of this ASU is not expected to have a material impact on the Bank’s financial statements.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

In September 2015, the FASB issued update ASU No. 2015-16, Business Combinations - Simplifying the Accounting for Measurement-Period Adjustments (Topic 805). This update applies to all entities that have reported provisional amounts for items in a business combination for which the accounting is incomplete by the end of the reporting period in which the combination occurs and during the measurement period have an adjustment to provisional amounts recognized. The amendments in this update require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments in this update require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. The amendments in this update require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. The amendments in this update are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this update should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this update with earlier application permitted for financial statements that have not been issued. The adoption of this ASU is not expected to have a material impact on the Bank’s financial statements.

Presently, the Bank is not aware of any other changes to the Accounting Standards Codification that will have a material impact on the Bank’s present or future financial position or results of operations.

Note 2:     Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve requirement at September 30, 2015 and December 31, 2014, was approximately $3.1 million and $7.1 million, respectively.

Note 3:      Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows (in thousands):

	September 30, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government agencies	$5,006	$4	$(4)	$5,006
Government-sponsored mortgage-backed securities	35,904	451	(386)	35,969
State and political subdivisions	1,713	60	(71)	1,702
Total	$42,623	$515	$(461)	$42,677

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government agencies	$13,559	$5	$(69)	$13,495
Government-sponsored mortgage-backed securities	44,845	611	(694)	44,762
State and political subdivisions	1,963	78	--	2,041
Total	$60,367	$694	$(763)	$60,298

The amortized cost and fair value of available-for-sale securities at September 30, 2015, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost		Fair Value
Within one year	$	-- --	$	-- --
One to five years		325		327
Five to ten years		4,394		4,330
After ten years		2,000		2,051
		6,719		6,708
Government-sponsored mortgage-backed securities		35,904		35,969
Total		$42,623		$42,677

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $30.4 million at September 30, 2015 and December 31, 2014.

Gross gains of $4,000 resulting from sales of available-for-sale securities were realized for the nine months ended September 30, 2014. There were no sales of investment securities during the nine months ended September 30, 2015.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at September 30, 2015 and December 31, 2014, was approximately $15.6 million and $34.0 million, respectively, which is approximately 36% and 56%, respectively, of the Bank’s available-for-sale investment portfolio. These declines primarily resulted from recent changes in market interest rates. Management believes the declines in fair value for these securities are temporary.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

The following tables show the Bank’s investments' gross unrealized losses and fair value of the Bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2015 and December 31, 2014 (in thousands):

	September 30, 2015
	Less than 12 Months		12 Months or More			Total
	Fair Value	Unrealized Losses	Fair Value		Unrealized Losses	Fair Value	Unrealized Losses
U.S. government agencies	$1,496	$(4)	$	-- --	$--	$1,496	$(4)
Government-sponsored mortgage-backed securities	--	--		13,814	(386)	13,814	(386)
State and political subdivisions	264	(71)		--	--	264	(71)

Total	$1,760	$(75)		$13,814	$(386)	$15,574	$(461)

	December 31, 2014
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government agencies	$--	$--	$9,976	$(69)	$9,976	$(69)
Government-sponsored mortgage-backed securities	1,551	(2)	22,388	(692)	23,939	(694)
State and political subdivisions	135	--	--	--	135	--

Total	$1,686	$(2)	$32,364	$(761)	$34,050	$(763)

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Note 4:      Loans and Allowance for Loan Losses

Classes of loans and September 30, 2015 and December 31, 2014 include (in thousands):

	September 30, 2015	December 31, 2014
Commercial	$58,389	$45,857
Commercial real estate	168,194	157,509
Construction real estate	9,891	5,682
Residential real estate	96,534	96,623
Agricultural real estate	35,055	31,475
Consumer	5,732	5,296
Total loans receivable	373,795	342,442
Allowance for loan losses	(5,839)	(6,640)
Loans receivable - net	$367,956	$335,802

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method for the nine months ended September 30, 2015 and 2014 (in thousands):

September 30, 2015	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Agricultural Real Estate	Consumer	Unallocated	Total
Allowance for Loan Losses
Balance, beginning of year	$812	$2,921	$236	$2,089	$371	$101	$110	$6,640
Provision (credit) charged to expense	(64)	(756)	26	(388)	34	(10)	271	(887)
Losses charged off	(153)	(33)	--	(243)	--	(27)	--	(456)
Recoveries	149	217	3	146	--	27	--	542
Balance, end of year	$744	$2,349	$265	$1,604	$405	$91	$381	$5,839
Ending balance Individually evaluated for impairment	$--	$--	$--	$--	$--	$--	$--	$--
Ending balance Collectively evaluated for impairment	$744	$2,349	$265	$1,604	$405	$91	$381	$5,839
Loans
Ending balance	$58,389	$168,194	$9,891	$96,534	$35,055	$5,732		$373,795
Ending balance Individually evaluated for impairment	$433	$1,126	$9	$1,238	$22	$--		$2,828
Ending balance Collectively evaluated for impairment	$57,956	$167,068	$9,882	$95,296	$35,033	$5,732		$370,967

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

September 30, 2014	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Agricultural Real Estate	Consumer	Unallocated	Total
Allowance for Loan Losses
Balance, beginning of year	$571	$2,176	$257	$2,141	$325	$86	$2,561	$8,117
Provision (credit) charged to expense	454	474	(3)	61	(11)	76	(2,290)	(1,239)
Losses charged off	(30)	(20)	(6)	(314)	--	(61)	--	(431)
Recoveries	73	2	10	106	1	18	--	210
Balance, end of year	$1,068	$2,632	$258	$1,994	$315	$119	$271	$6,657
Ending balance Individually evaluated for impairment	$484	$--	$--	$30	$--	$--	$--	$514
Ending balance Collectively evaluated for impairment	$584	$2,632	$258	$1,964	$315	$119	$271	$6,143
Loans
Ending balance	$41,160	$152,160	$6,467	$96,846	$34,447	$5,848		$336,928
Ending balance Individually evaluated for impairment	$770	$622	$383	$1,241	$2,314	$14		$5,344
Ending balance Collectively evaluated for impairment	$40,390	$151,538	$6,084	$95,605	$32,133	$5,834		$331,584

Internal Risk Categories

Loan grades are numbered 1 through 7. Grades 1 through 4 are considered satisfactory grades. The grade of 5, or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to assets that are classified. The use and application of these grades by the Bank will be uniform and shall conform to the Bank’s policy.

Virtual Absence of Credit Risk (1) loans are of superior quality with excellent credit strength and repayment ability providing a nominal credit risk.

Low Risk (2) loans are of above average credit strength and repayment ability providing only a minimal credit risk.

Acceptable Risk (3) loans are of reasonable credit strength and repayment ability providing an average credit risk due to one or more underlying weaknesses.

Satisfactory but Monitor (4) loans are of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses. New borrowers are typically not underwritten within this classification.

Special Mention (5) assets have potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution's credit position at some future date. Special Mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (6) loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Doubtful (7) loans have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Commercial: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower's principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Construction Real Estate: Construction real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Bank until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Residential Real Estate: The residential 1-4 family real estate loans are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Bank's market areas that might impact either property values or a borrower's personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Agricultural Real Estate: The agricultural real estate loans are generally secured by real estate and improvements used in agricultural production. Agricultural real estate loans are subject to underwriting standards similar to commercial real estate loans. Repayment of these loans is primarily dependent on the agricultural operations conducted on the property securing the loans and may be structured to coincide with the seasonal nature of agriculture.

Consumer: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower's income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Bank's market area) and the creditworthiness of a borrower.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

The following tables present the credit risk profile of the Bank’s loan portfolio based on internal rating category and payment activity (in thousands):

	September 30, 2015
	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Agricultural Real Estate	Consumer	Total
Grade
Pass (1-4)	$56,326	$158,924	$9,882	$91,425	$33,835	$5,719	$356,111
Special Mention (5)	547	--	--	56	1,119	13	1,735
Substandard (6)	1,516	9,270	9	5,053	101	--	15,949
Doubtful (7)	--	--	--	--	--	--	--
	$58,389	$168,194	$9,891	$96,534	$35,055	$5,732	$373,795

	December 31, 2014
	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Agricultural Real Estate	Consumer	Total
Grade
Pass (1-4)	$44,553	$149,874	$5,672	$88,297	$31,189	$5,292	$324,877
Special Mention (5)	95	1,024	--	561	57	--	1,737
Substandard (6)	1,174	6,611	10	7,765	229	--	15,789
Doubtful (7)	35	--	--	--	--	4	39
	$45,857	$157,509	$5,682	$96,623	$31,475	$5,296	$342,442

The Bank evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

The following tables present the Bank’s loan portfolio aging analysis of the recorded investment in loans (in thousands):

	September 30, 2015
	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Total Loans > 90 Days& Accruing
Commercial	$138	$--	$24	$1 62	$58,227	$58,389	$--
Commercial real estate	86	--	489	575	167,619	168,194	--
Construction real estate	--	--	9	9	9,882	9,891	--
Residential real estate	505	240	292	1,037	95,497	96,534	--
Agricultural real estate	53	--	--	53	35,002	35,055	--
Consumer	99	14	1	114	5,618	5,732	1

Total	$881	$254	$815	$1,950	$371,845	$373,795	$1

	December 31, 2014
	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Total Loans > 90 Days& Accruing
Commercial	$155	$55	$50	$260	$45,597	$45,857	$--
Commercial real estate	88	107	473	668	156,841	157,509	--
Construction real estate	--	--	--	--	5,682	5,682	--
Residential real estate	3,607	310	396	4,313	92,310	96,623	--
Agricultural real estate	10	--	--	10	31,465	31,475	--
Consumer	30	9	4	43	5,253	5,296	--

Total	$3,890	$481	$923	$5,294	$337,148	$342,442	$--

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Bank will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings.

 Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

The following table presents impaired loans for the periods ended (in thousands):

	September 30, 2015			December 31, 2014
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Recorded Balance	Unpaid Principal Balance	Specific Allowance
Loans without a specific valuation allowance
Commercial	$433	$567	$--	$910	$1,006	$--
Commercial real estate	1,126	1,356	--	315	391	--
Construction real estate	9	9	--	--	--	--
Residential real estate	1,238	1,443	--	744	1,066	--
Agricultural real estate	22	25	--	47	47	--
Consumer	--	--	--	--	--	--
Total loans without a specific valuation allowance	$2,828	$3,400	$--	$2,016	$2,510	$--
Loans with a specific valuation allowance
Commercial	$--	$--	$--	$85	$85	$85
Commercial real estate	--	--	--	202	212	144
Construction real estate	--	--	--	1	1	1
Residential real estate	--	--	--	--	--	--
Agricultural real estate	--	--	--	107	107	10
Consumer	--	--	--	--	--	--
Total loans with a specific valuation allowance	$--	$--	$--	$395	$405	$240
Total
Commercial	$433	$567	$--	$995	$1,091	$85
Commercial real estate	1,126	1,356	--	517	603	144
Construction real estate	9	9	--	1	1	1
Residential real estate	1,238	1,443	--	744	1,066	--
Agricultural real estate	22	25	--	154	154	10
Consumer	--	--	--	--	--	--
Total impaired loans	$2,828	$3,400	$--	$2,411	$2,915	$240

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

The following table presents impaired loans for the nine months ended (in thousands):

	September 30, 2015			September 30, 2014
	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Cash Basis	Average Investment in Impaired Loans	Interest Income Recognized	Interest Income Cash Basis
Loans without a specific valuation allowance
Commercial	$253	$--	$--	$324	$--	$--
Commercial real estate	874	--	--	2,075	--	--
Construction real estate	196	--	--	401	--	--
Residential real estate	1,195	--	--	1,413	--	--
Agricultural real estate	1,168	--	--	1,177	--	--
Consumer	--	--	--	7	--	--
Total loans without a specific valuation allowance	$3,686	$--	$--	$5,397	$--	$--
Loans with a specific valuation allowance
Commercial	$242	$--	$--	$242	$--	$--
Commercial real estate	--	--	--	--	--	--
Construction real estate	--	--	--	--	--	--
Residential real estate	15	--	--	37	--	--
Agricultural real estate	--	--	--	--	--	--
Consumer	--	--	--	--	--	--
Total loans with a specific valuation allowance	$257	$--	$--	$279	$--	$--
Total
Commercial	$495	$--	$--	$566	$--	$--
Commercial real estate	874	--	--	2,075	--	--
Construction real estate	196	--	--	401	--	--
Residential real estate	1,210	--	--	1,450	--	--
Agricultural real estate	1,168	--	--	1,177	--	--
Consumer	--	--	--	7	--	--
Total impaired loans	$3,943	$--	$--	$5,676	$--	$--

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

The following table presents the Bank’s nonaccrual loans (in thousands):

	September 30, 2015	December 31, 2014
Commercial	$433	$475
Commercial real estate	1,126	1,018
Construction real estate	9	10
Residential real estate	1,238	1,787
Agricultural real estate	22	28
Consumer	--	4

Total	$2,828	$3,322

Included in certain loan categories in the impaired loans are troubled debt restructurings that were classified as impaired. At September 30, 2015 and December 31, 2014, the Bank had approximately $23,000 and $20,000, respectively, in commercial loans and approximately $112,000 and $117,000, respectively, in residential real estate loans that were modified in troubled debt restructurings. The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan.

Troubled debt restructurings modified in the past 12 months that subsequently defaulted included one residential real estate loan totaling $117,000 for the period ended December 31, 2014. There were no defaults within 12 months of restructuring for the nine months ended September 30, 2015.

Note 5:   Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows (in thousands):

	September 30, 2015	December 31, 2014
Land	$3,061	$3,061
Buildings and improvements	12,609	11,843
Furniture and equipment	5,901	7,152
Leasehold improvements	461	479
Construction in progress	--	83
	22,032	22,618
Less accumulated depreciation	10,548	11,730

Net premises and equipment	$11,484	$10,888

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Note 6:      Interest-Bearing Deposits

Interest-bearing time deposits in denominations of $100,000 or more were $28.9 million and $29.1 million on September 30, 2015 and December 31, 2014, respectively.

At September 30, 2015, the scheduled maturities of time deposits are as follows (in thousands):

Within one year	$64,958
One to two years	17,414
Two to three years	4,057
Three to four years	2,404
Four to five years	1,322
$90,155

Note 7:      Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities. The obligations are secured by U.S. government agency bonds and such collateral is held by FTN Financial Group as safekeeping agent. The maximum amount of outstanding agreements at any month end during the nine months ended September 30, 2015 was $7.7 million, and the daily average of such agreements totaled approximately $7.0 million for the same period in 2015. The maximum amount of outstanding agreements at any month end during 2014 totaled $12.9 million, and the daily average of such agreements totaled approximately $9.7 million for 2014. The agreements at September 30, 2015 and December 31, 2014, matured daily.

Note 8:      Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank's regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tier I capital (as defined in the regulations) to average assets (as defined) and common equity tier 1 capital, tier 1 capital and total capital (as defined) to risk-weighted assets assets (as defined). Management believes, as of September 30, 2015, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2015, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are also presented in the following tables (in thousands):

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2015
Tier 1 Capital
(to Adjusted Average Assets)	36,500	8.21%	17,791	4.0%	22,239	5.0%
Common Equity Tier 1
(to Risk-Weighted Assets)	36,500	9.75%	16,845	4.5%	24,331	6.5%
Tier 1 Capital
(to Risk-Weighted Assets)	36,500	9.75%	22,460	6.0%	29,946	8.0%
Total Capital
(to Risk-Weighted Assets)	41,194	11.00%	29,946	8.0%	37,433	10.0%

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2014
Total Capital
(to Risk-Weighted Assets)	56,001	17.4%	25,706	8.0%	32,132	10.0%
Tier 1 Capital
(to Risk-Weighted Assets)	51,952	16.2%	12,853	4.0%	19,279	6.0%
Tier 1 Capital
(to Average Assets)	51,952	11.6%	17,862	4.0%	22,327	5.0%

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. They may not pay dividends which would reduce capital below the minimum requirements shown above. On September 30, 2015, the Bank declared and accrued a $17.9 million dividend.

Note 9:      Related Party Transactions

At September 30, 2015 and December 31, 2014, the Bank had loans outstanding to executive officers and directors and their affiliates in the amount of $17.3 million and $18.2 million, respectively.

Annual activity consisted of the following:

	September 30, 2015	December 31, 2014
Beginning Balance	$18,153	$17,890
New Loans	543	10,669
Repayments	(1,434)	(10,406)

Ending Balance	$17,262	$18,153

In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

The Bank has entered into lease agreements for certain premises with entities controlled by a significant shareholder of MIC. The lease agreements expire at various dates, with certain lease agreements containing renewal options. Total rent paid to the shareholder was approximately $190,000 for both nine month periods ended September 30, 2015 and 2014.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Note 10: Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Recurring Measurements

The following tables present the fair value measurements of assets recognized in the accompanying balance sheet measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall (in thousands):

		Fair Value Measuring Using
September 30, 2015	Fair Value	Level 1	Level 2	Level 3

U.S. government agencies	$5,006	$--	$5,006	$--
Government-sponsored mortgage-backed securities	35,969	--	35,969	--
State and political subdivisions	1,702	--	1,702	--

		Fair Value Measuring Using
December 31, 2014	Fair Value	Level 1	Level 2	Level 3

U.S. government agencies	$13,495	$--	$13,495	$--
Government-sponsored mortgage-backed securities	44,762	--	44,762	--
State and political subdivisions	2,041	--	2,041	--

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the period ended September 30, 2015.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Nonrecurring Measurements

The following tables present the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall (in thousands):

		Fair Value Measuring Using
September 30, 2015	Fair Value	Level 1	Level 2	Level 3

Impaired loans	$1,470	$--	$--	$1,470

		Fair Value Measuring Using
December 31, 2014	Fair Value	Level 1	Level 2	Level 3

Impaired loans	$2,171	$--	$--	$2,171

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Collateral-Dependent Impaired Loans, Net of Allowance for Loan Losses

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Bank considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts of up to approximately 30% to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by management by comparison to historical results.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Fair Value of Financial Instruments

The following table presents estimated fair values of the Bank’s other financial instruments not reported on the balance sheet at fair value (in thousands).

	September 30, 2015		December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and cash equivalents (Level 1)	$14,297	$14,297	$19,037	$19,037
Loans held for sale (Level 2)	1,737	1,737	1,703	1,703
Loans receivable – net (Level 3)	367,956	374,540	335,802	336,540
Accrued interest receivable (Level 2)	1,495	1,495	1,495	1,495

Financial Liabilities
Deposits (Level 3)	370,462	370,549	378,638	379,116
Securities sold under agreements to repurchase (Level 2)	7,037	7,037	6,951	6,951
Federal Funds Purchased (Level 1)	14,100	14,100	--	--
Accrued interest payable (Level 2)	62	62	71	71

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Loans Held For Sale

The carrying amount approximates fair value due to the insignificant time between origination and date of sale. The carrying amount is the amount funded and accrued interest.

Loans receivable - net

Fair value is estimated by discounting the future cash flows using the market rates at which similar notes would be made to borrowers with similar credit ratings and for the same remaining maturities. The market rates used are based on current rates the Bank would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity and the structure and term of the loans along with local economic and market conditions.

Accrued Interest Receivable and Payable

The carrying amount approximates fair value. The carrying amount is determined using the interest rate, balance and last payment date.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities. The estimated fair value of demand, NOW, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

Securities Sold Under Agreements to Repurchase and Federal Funds Purchased

The carrying amount approximates fair value due to the short term nature of these instruments.

Note 11: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.

General Litigation

The Bank is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Bank.

Note 12: Commitments and Credit Risk

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

At September 30, 2015 and December 31, 2014, the Bank had outstanding commitments to originate loans aggregating approximately $12.6 million and $5.8 million, respectively.

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under nonfinancial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Should the Bank be obligated to perform under the standby letters of credit, the Bank may seek recourse from the customer for reimbursement of amounts paid.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

The Bank had total outstanding standby letters of credit amounting to $302,000 and $294,000 at September 30, 2015 and December 31, 2014, respectively, with terms ranging from less than one to nine years.

Purchased Letters of Credit

The Bank has purchased letters of credit from the Federal Home Loan Bank as security for certain public deposits. The amount of the letters of credit at September 30, 2015 and December 31, 2014 were $2.3 million and $16.0 million, respectively, and they expire in less than one year from issuance.

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by- case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At September 30, 2015 and December 31, 2014, the Bank had granted unused lines of credit to borrowers aggregating approximately $37.0 million and $28.2 million, respectively, for commercial lines-of-credit, revolving credit lines and overdraft protection agreements.

Note 13: Employee Benefit Plans

The Bank participates in a defined contribution 40l(k) retirement plan sponsored by MIC that covers substantially all employees. The Bank’s contributions to the plan are determined according to the matching provisions of the plan. Employer contributions charged to expense for the nine months ended September 30, 2015 and 2014 were approximately $163,000 and $160,000, respectively. The plan was terminated effective as of September 30, 2015. As a result, no more contributions will be made after the termination date and the Plan Administrator will begin the process of making distributions to the participants’ and beneficiaries in accordance with the terms of the Plan within a reasonable period.

The Bank’s employees also participate in an Employee Stock Ownership Plan (ESOP) sponsored by MIC. Bank contributions charged to expense related to the ESOP were $807,000 for the nine months ended September 30, 2014 and no contributions were made for the same period in 2015. MIC terminated the ESOP effective as of September 30, 2015. As a result, no more contributions will be made after the termination date and the ESOP will begin the process of making distributions to the participants’ vested account balances in accordance with the terms of the ESOP within a reasonable period.

Metropolitan National Bank

Notes to Unaudited Condensed Financial Statements

The Bank has also entered into deferred compensation agreements with certain active and retired executive officers. The present value of the estimated liability under the agreements is being accrued over the years required to attain full eligibility as provided in the contract and is included in other liabilities. At September 30, 2015 and December 31, 2014, approximately $763,000 and $793,000 had been accrued under these agreements. Expense attributable to these agreements totaled approximately $67,000 and $61,000 for the nine months ended September 30, 2015 and 2014, respectively.

Note 14: Subsequent Events

On June 22, 2015, Marshfield Investment Company, the parent company of the Bank, entered into an agreement to sell 100% of the capital stock of the Bank to Bear State Financial, Inc. (Bear) for approximately $70 million, consisting of approximately $42 million in Bear common stock (based on the Bear closing stock price on October 1, 2015), and approximately $28 million in cash subject to potential adjustments.  The sale occurred on October 1, 2015, and the Bank is now considered a wholly owned subsidiary of Bear.